UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2005 (May 11, 2007)

SkyTerra Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13865	23-2368845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10802 Parkridge Boulevard

Reston, VA 20191

(Address of principal executive offices, including zip code)

703-390-1899

(Registrant’s telephone number, including area code)

19 West 44th Street, Suite 507, New York, New York 10036

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 11, 2007, the Company’s Mobile Satellite Ventures LP (“MSV”) subsidiary entered into fixed price contracts with each of ILS International Launch Services, Inc. (“ILS”) and Sea Launch Company, LLC (“Sea Launch”) to launch the next-generation, high-powered satellites currently under construction with Boeing Satellite Systems Inc. (“Boeing”). MSV plans to launch its new satellite, MSV-1, in 2009 and pursuant to a satellite delivery agreement with MSV Canada, to launch the identical Canadian satellite, MSV-2, in 2010. (MSV-1 and MSV-2 each referred to as a “Satellite” or together the “Satellites”).

The ILS Agreement provides for the launch of a Satellite on a Proton/Breeze M vehicle (a “Proton Launch”), at a price of $89 million. The ILS agreement also provides MSV an option for a second Proton Launch at an option price of $93 million. The launch windows for both the first launch and the optional launch would be consistent with the planned launch dates and all FCC and Industry Canada milestones.

The Sea Launch Agreement provides for the launch of a Satellite on a Zenit 3SL vehicle (the “Zenit Sea Launch”), at a price of $86 million. The launch window for the Sea Launch Agreement would be consistent with both FCC and Industry Canada milestones and the planned launch date for MSV-2.

Under the two contracts, an aggregate of approximately $8.75M will be spent during 2007. Of the remaining payments, approximately 17% will be paid in 2008 and 56% in 2009, with the balance paid in 2010.

MSV can also incur termination penalties if the respective contracts are terminated for convenience by MSV. For the period from contract signing to eighteen months prior to each scheduled launch, the termination penalty would be equivalent to the amounts already paid under each contract, resulting in no additional payments upon termination. During the remaining 18 months leading to each launch, the maximum penalty that could be incurred by MSV at any time, in addition to amounts already paid, would be $8.9 million.

Together, the respective terms of the ILS Agreement and the Sea Launch Agreement operate to allow MSV launch windows and program flexibility at no or minimal cost to address potential Satellite program or launch provider delays which might affect one launch provider or one of the Satellites. While there can be no assurances that program developments or other events will not impact the planned launches beyond the ameliorative provisions in the two agreements, MSV believes that the two agreements together provide significant flexibility to MSV and MSV Canada to address such events should they occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 15, 2007

SKYTERRA COMMUNICATIONS, INC.

By:	/s/ ROBERT C. LEWIS
Name:	Robert C. Lewis
Title:	Senior Vice President, Secretary and
General Counsel